EX-99.906CERT

Oppenheimer SteelPath Master MLP Fund, LLC
Exhibit 12(b) to Form N-CSR

CERTIFICATION PURSUANT TO 18 U.S.C SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Arthur P. Steinmetz, Principal Executive Officer, and Brian W. Wixted, Principal Financial Officer, of Oppenheimer SteelPath Master MLP Fund, LLC (the “Registrant”), each certify to the best of his knowledge that:

1.	The Registrant’s periodic report on Form N-CSR for the period ended 3/31/2015 (the “Form N-CSR”) fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant. This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.

Principal Executive Officer	Principal Financial Officer

Oppenheimer SteelPath Master MLP Fund, LLC	Oppenheimer SteelPath Master MLP Fund, LLC

/s/ Arthur P. Steinmetz	/s/ Brian W. Wixted
Arthur P. Steinmetz	Brian W. Wixted

Date: 5/12/2015	Date: 5/12/2015